Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-260732) on Form S-8 of our report dated March 31, 2022, with respect to the consolidated financial statements of LianBio and subsidiaries.

/s/ KPMG LLP
New York, New York
March 31, 2022